Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Baxano Surgical, Inc. (previously known as TranS1 Inc.) of our report dated March 5, 2013 relating to the financial statements of Baxano, Inc., which appear in the Current Report on Form 8-K/A of Baxano Surgical, Inc. dated May 30, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Raleigh, North Carolina
June 26, 2013